Exhibit 99.01


                                                     Ambac Financial Group, Inc.
                                                     One State Street Plaza
                                                             New York, NY  10004
                                                                  (212) 668-0340

                                                                    News Release
                                                           For Immediate Release


AMBAC


                AMBAC COMMENTS ON STANDARD & POOR'S RATING ACTION

New York - June 5, 2008 - Ambac Financial Group, Inc. (NYSE: ABK) (Ambac) issued the following statement in response to today's rating actions by Standard & Poor's Rating Services (S&P):

          We disagree with and are disappointed by the actions taken by S&P. Our frustration stems, in part, from the ever-changing criteria for AAA financial strength ratings. Less than three months ago, S&P affirmed our AAA rating and removed Ambac from Credit Watch Negative, citing our successful capital raise and moratorium on new structured finance business production. At that time, Ambac had claims paying ability greater than $700 million in excess of S&P's stated requirements. S&P stated today that it is no longer basing our rating on claims paying ability, but rather on the diminished flow of new public finance and structured finance business we are experiencing. We are in the midst of the most challenging market environment in our 37-year history, and we are fully focused on stabilizing our business and regaining our market position.

          Prior to the rating agency announcements this week, Ambac had been accelerating its efforts to launch a new AAA-rated financial guarantor utilizing Connie Lee, a fully-licensed financial guarantee subsidiary of Ambac Assurance Corporation. Connie Lee would be recapitalized with surplus capital from Ambac Assurance and, potentially, from one or more third parties. Ambac Assurance currently has substantial excess capital available under both Moody's and S&P's capital models.

Michael Callen, Chairman and CEO of Ambac, commented, "We believe there would be strong demand for a stable AAA financial guarantor focused solely on guaranteeing the obligations of both municipal and global public finance. We also believe that, based on its proposed capitalization and business plan, the new Connie Lee will receive regulatory approval and will attract stable AAA ratings. Ambac remains committed to working closely with S&P and other rating agencies not only to further explain the details of our insured portfolio and the results of our active portfolio remediation efforts, but also to explore all strategic options available to us."

Forward-Looking Statements
--------------------------

This release contains statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of management's forward-looking statements here or in other publications may turn out to be wrong and are based on Ambac's management current belief or opinions. Ambac's actual results may vary materially, and there are no guarantees about the performance of Ambac's securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) changes in the economic, credit, foreign currency or interest rate environment in the United States and abroad; (2) the level of activity within the national and worldwide credit markets; (3) competitive conditions and pricing levels; (4) legislative and regulatory developments; (5) changes in tax laws; (6) changes in our business plan, our decision to discontinue writing new business in the financial services area, to significantly reduce new underwriting of structured finance business and to discontinue all new underwritings of


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          structured finance business for six months from March 6, 2008; (7) the policies and actions of the United States and other governments; (8) changes in capital requirements whether resulting from downgrades in our insured portfolio or changes in rating agencies' rating criteria or other reasons; (9) changes in Ambac's and/or Ambac Assurance's credit or financial strength ratings; (10) changes in accounting principles or practices relating to the financial guarantee industry or that may impact Ambac's reported financial results; (11) inadequacy of reserves established for losses and loss expenses; (12) default by one or more of Ambac Assurance's portfolio investments, insured issuers, counterparties or reinsurers; (13) credit risk throughout our business, including large single exposures to reinsurers; (14) market spreads and pricing on insured collateralized debt obligations
          ("CDOs") and other derivative products insured or issued by Ambac;
          (15) credit risk related to residential mortgage securities and CDOs;
          (16) the risk that holders of debt securities or counterparties on credit default swaps or other similar agreements seek to declare events of default or seek judicial relief or bring claims alleging violation or breach of covenants by Ambac or one of its subsidiaries;
          (17) the risk that our underwriting and risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss as a result of unforeseen risks; (18) the risk of volatility in income and earnings, including volatility due to the application of fair value accounting, or FAS 133, to the portion of our credit enhancement business which is executed in credit derivative form; (19) operational risks, including with respect to internal processes, risk models, systems and employees; (20) the risk of decline in market position; (21) the risk that market risks impact assets in our investment portfolio; (22) the risk of credit and liquidity risk due to unscheduled and unanticipated withdrawals on investment agreements; (23) changes in prepayment speeds on insured asset-backed securities; (24) factors that may influence the amount of installment premiums paid to Ambac; (25) the risk that we may be required to raise additional capital, which could have a dilutive effect on our outstanding equity capital and/or future earnings; (26) our ability or inability to raise additional capital, including the risks that regulatory or other approvals for any plan to raise capital are not obtained, or that various conditions to such a plan, either imposed by third parties or imposed by Ambac or its Board of Directors, are not satisfied and thus potentially necessary capital raising transactions do not occur, or the risk that for other reasons the Company cannot accomplish any potentially necessary capital raising transactions; (27) the risk that Ambac's holding company structure and certain regulatory and other constraints, including adverse business performance, affect Ambac's ability to pay dividends and make other payments; (28) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith, which could have a material adverse effect on our business, operations, financial position, profitability or cash flows; (29) changes in expectations regarding future realization of gross deferred tax assets; (30) other factors described in the Risk Factors section in Part I, 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, and also disclosed from time to time by Ambac in its subsequent reports on Form 10-Q and Form 8-K, which are or will be available on the Ambac website at www.ambac.com and at the SEC's website, www.sec.gov; and (31) other risks and uncertainties that have not been identified at this time. Readers are cautioned that forward-looking statements speak only as of the date they are made and that Ambac does not undertake to update forward-looking statements to reflect circumstances or events that arise after the date the statements are made. You are therefore advised to consult any further disclosures we make on related subjects in Ambac's reports to the SEC.


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                               *******************

Ambac Financial Group, Inc., headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial services to clients in both the public and private sectors around the world. Ambac's principal operating subsidiary, Ambac Assurance Corporation, a guarantor of public finance and structured finance obligations, has earned triple-A ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services; and a double-A rating from Fitch, Inc. Moody's, Standard & Poor's and Fitch maintain a "negative outlook" while Moody's ratings is on review for possible downgrade. Ambac Financial Group, Inc. common stock is listed on the New York Stock Exchange (ticker symbol ABK).


Contact Information:
Investor/Media Contact: Vandana Sharma
(212)    208-3333
vsharma@ambac.com
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Fixed Income Contact: Peter Poillon
(212) 208-3222
ppoillon@ambac.com
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